Exhibit 99.1

The ONE Group Reports Second Quarter 2020 Results

Provides Update on Impact of COVID-19

34 of 36 Domestic Restaurants Have Resumed In-Person Dining; 6 of 8 International STKs Have Resumed In-Person Dining

Denver, CO – (BUSINESS WIRE) – August 12, 2020 - The ONE Group Hospitality, Inc. (“The ONE Group” or the “Company”) (Nasdaq: STKS) today reported its financial results for the second quarter ended June 30, 2020 and provided an update related to COVID-19.

Highlights for the second quarter ended June 30, 2020 compared to the same period last year are as follows:

●	Total GAAP revenues decreased 29.4% to $16.7 million from $23.6 million;
●	Consolidated comparable sales* decreased 66.7% but improved sequentially through the quarter
o	Comparable sales decreased 40.1% in June, 70.2% in May, and 90.2% in April
●	Comparable sales* for STK decreased 81.4% but improved sequentially through the quarter
o	Comparable sales decreased 59.9% in June, 88.1% in May, and 95.6% in April
●	Comparable sales* for Kona Grill decreased 52.8% but improved sequentially through the quarter
o	Comparable sales decreased 21.9% in June, 52.5% in May, and 85.2% in April
●	GAAP net loss attributable to The ONE Group was $2.9 million, or $0.10 net loss per share, compared to GAAP net loss of $0.3 million, or $0.01 net loss per share. GAAP net loss attributable to The ONE Group during the second quarter 2020 includes $0.7 million of incremental costs related to COVID-19;
●	Adjusted EBITDA** decreased to ($0.8) million compared to $2.1 million.

For July 2020, consolidated comparable sales* decreased 25%. STK comparable sales* decreased 36% and for Kona Grill comparable sales* decreased 16%. Take-out and delivery sales were 13.7% of total company-owned revenues for the month.

*Comparable sales represent total U.S. food and beverage sales at owned and managed units opened for at least a full 18-month period. This measure includes total revenue from our owned and managed locations. Revenues from locations where we do not directly control the event sales force (The W Hotel Westwood, CA) are excluded from this measure.

** Adjusted EBITDA. We define Adjusted EBITDA as net income before interest expense, provision for income taxes, depreciation and amortization, non-cash impairment loss, non-cash rent expense, pre-opening expenses, non-recurring gains and losses, stock-based compensation and certain transactional costs. Adjusted EBITDA has been presented in this press release and is a supplemental measure of financial performance that is not required by, or presented in accordance with, GAAP. Refer to the reconciliation of Adjusted EBITDA to Net Income in this release.

“The health, safety and well-being of our employees and guests is critically important to us as we have welcomed guests back for in-person dining at 94% of our domestic STK and Kona Grill restaurants, providing them with the unique dining experiences they have been patiently waiting for.  We are very pleased and most proud of having returned almost 3,000 teammates to the workforce in this very unique and challenging economic environment,” said Emanuel “Manny” Hilario, President and CEO of The ONE Group.

“We are encouraged by the continued sequential improvement in our comparable sales results, which includes our curbside and delivery business, as trends have strengthened month over month through July. Kona Grill has rebounded extremely well from the effects of COVID-19 shutdowns, driven by strong operations and marketing and aided by its suburban footprint; July comparable sales decreased 16% year over year and are tracking closer to normal levels as we quickly approach the holiday season. Excluding New York, Miami, and Las Vegas, our mainland domestic STK locations July’s comparable sales decreased 17%.  Las Vegas, our STK brand flagship, July’s comparable sales decreased 34%, only limited by 50% occupancy leaving much unfulfilled customer demand.  New York and Miami are our most challenged STK markets where July comparable sales decreased 54% because we currently do not have access to approximately 80% of our seating capacity in those markets. However, thanks to the relentless work and commitment of our team members, we were still able to achieve positive restaurant-level margins during the second quarter despite the challenges brought on by the pandemic,” continued Hilario.

“We continue to be encouraged by consumer interest in STK Meat Market, an e-commerce platform we launched in April that allows guests to purchase a wide array of signature Choice, Prime, and Waygu steak cuts for home delivery nationwide. It represents an additive layer to our business that we will leverage even after the pandemic subsides,” concluded Hilario.

Second Quarter 2020 Financial Results

Total GAAP revenues decreased 29.4% to $16.7 million in the second quarter of 2020 from $23.6 million in the second quarter of 2019. The decrease was primarily driven by the temporarily closures of some of the Company’s restaurants, occupancy limitations in locations resuming in person dining, and a shift to delivery/take-out business due to state and local mandates as a result of COVID-19. This was partially offset by approximately $12.4 million in sales from the Kona Grill restaurants, which the Company acquired on October 4, 2019.

Total owned restaurant net revenues decreased 21.1% to $16.5 million in the second quarter of 2020 from $20.9 million in the second quarter of 2019. Management, license and incentive fee revenues were $0.1 million in the second quarter of 2020 compared to $2.7 million in the second quarter of 2019. The decrease was primarily due to temporary closures of the Company’s managed and licensed locations due to COVID-19.

GAAP net loss attributable to The ONE Group Hospitality, Inc. in the second quarter of 2020 was $2.9 million, or $0.10 net loss per share, compared to GAAP net loss of $0.3 million, or $0.01 net loss per share, in the second quarter of 2019. Second quarter 2020 net income includes $0.7 million of incremental costs related to COVID-19.

Adjusted EBITDA** decreased to ($0.8) million in the second quarter of 2020 from $2.1 million in the second quarter of 2019.

COVID-19 Update

Starting in May 2020, state and local governments began easing restrictions on stay-at-home orders and certain Company restaurants were allowed to open for in-person dining with seating capacity restrictions, which resulted in increased revenues in May and June compared to April 2020.

Out of concern for its customers and partners, the Company implemented enhanced safety measures and sanitation procedures to allow for in-person dining at its restaurants. The Company incurred $0.7 million and $2.0 million of costs related to COVID-19 in the three and six months ended June 30, 2020, respectively, composed primarily of payments to employees for paid-time off during restaurant closures, inventory waste, rent and rent related costs for closed and limited-operations restaurants from the day that the dining room closed, sanitation supplies and safety precautions taken to prevent the spread of COVID-19.

The Company implemented measures to reduce its costs during the COVID-19 pandemic beginning in March 2020, including the furlough of employees, deferral of capital projects, and negotiations with suppliers and landlords regarding deferral or abatement of payments. As of June 30, 2020, the Company had $23.5 million in cash and cash equivalents.

Restaurant Re-Openings and Return to In-Person Dining

As of August 12, 2020, the Company has resumed in-person dining at 34 of 36 domestic restaurants and will resume in-person dining at its Miami STK restaurant and re-open its San Juan STK restaurant as soon as conditions permit. The Company has also resumed in-person dining at 6 of 8 international STK restaurants in conjunction with the increase in its restaurant activity. The Company has recalled approximately 3,000 furloughed employees.

One Hospitality - F&B Venues

The Company continues to resume F&B operations with its partners where demand makes it appropriate. As of August 12, 2020, the Company has resumed F&B operations for the following six venues:

United Kingdom (London) – Radio Rooftop, ME Hotel F&B, and Marconi

Italy – Radio Rooftop (Milan), ME Hotel F&B (Milan), and Angel Rooftop (Florence)

2020 Targets Suspended

On March 17, 2020, the Company suspended guidance for 2020 due to the negative effect COVID-19 is having on its operations and financial performance, the extent of which is not currently known.

Conference Call and Webcast

Emanuel “Manny” Hilario, President and Chief Executive Officer, and Tyler Loy, Chief Financial Officer, will host a conference call and webcast today at 4:30PM Eastern Time.

The conference call can be accessed live over the phone by dialing 1-201-493-6780. A replay will be available after the call and can be accessed by dialing 1-412-317-6671; the passcode is 13705484. The replay will be available until August 20, 2020.

The webcast can be accessed from the Investor Relations tab of The ONE Group’s website at www.togrp.com under “News / Events”.

About The ONE Group

The ONE Group Hospitality, Inc. (Nasdaq: STKS) is a global hospitality company that develops and operates upscale and polished casual, high-energy restaurants and lounges and provides hospitality management services for hotels, casinos and other high-end venues both nationally and internationally. The ONE Group’s focus is to be the global leader in Vibe Dining, and its primary restaurant brands are:

●	STK, a modern twist on the American steakhouse concept with 20 restaurants in major metropolitan cities in the U.S., Europe and the Middle East; and,
●	Kona Grill, a polished casual, bar-centric grill brand with 24 restaurants in the U.S., features American favorites, award-winning sushi, and specialty cocktails in an upscale casual atmosphere.

ONE Hospitality, The ONE Group’s food and beverage hospitality services business, develops, manages and operates premier restaurants and turnkey food and beverage services within high-end hotels and casinos. Additional information about The ONE Group can be found at www.togrp.com.

Cautionary Statement on Forward-Looking Statements

This press release includes “forward-looking statements” within the meaning of the “safe harbor” provisions of the United States Private Securities Litigation Reform Act of 1995. Forward-looking statements may be identified by the use of words such as “anticipate,” “believe,” “expect,” “estimate,” “plan,” “outlook,” and “project” and other similar expressions that predict or indicate future events or trends or that are not statements of historical matters. A number of factors could cause actual results or outcomes to differ materially from those indicated by such forward-looking statements, including but not limited to: (1) the effects of the COVID-19 pandemic on our business, including government restrictions on our ability to operate our restaurants and changes in customer behavior, and our ability to re-hire employees; (2) our ability to open new restaurants and food and beverage locations in current and additional markets, grow and manage growth profitably, maintain relationships with suppliers and obtain adequate supply of products and retain our key employees; (3) factors beyond our control that affect the number and timing of new restaurant openings, including weather conditions and factors under the control of landlords, contractors and regulatory and/or licensing authorities; (4) our ability to successfully improve performance and cost, realize the benefits of our marketing efforts and achieve improved results as we focus on developing new management and license deals; (5) changes in applicable laws or regulations; (6) the possibility that The ONE Group may be adversely affected by other economic, business, and/or competitive factors; (7) our ability to efficiently integrate Kona Grill restaurants, and our ability to improve performance and cost at the restaurants and to realize synergies; and (8) other risks and uncertainties indicated from time to time in our filings with the SEC, including our Annual Report on Form 10-K filed for the year ended December 31, 2019.

Investors are referred to the most recent reports filed with the Securities and Exchange Commission by The ONE Group Hospitality, Inc. Investors are cautioned not to place undue reliance upon any forward-looking statements, which speak only as of the date made, and we undertake no obligation to update or revise the forward-looking statements, whether as a result of new information, future events or otherwise.

Contact:

Investors:

ICR

Michelle Michalski or Raphael Gross

(646) 277-1224

Michelle.Michalski@icrinc.com

Media:

ICR

Kate Ottavio Kent

(203) 682-8276

Kate.OttavioKent@icrinc.com

THE ONE GROUP HOSPITALITY, INC.

CONSOLIDATED STATEMENTS OF OPERATIONS AND COMPREHENSIVE (LOSS) INCOME

(Unaudited, in thousands, except earnings per share and related share information)

	For the three months ended June 30,		For the six months ended June 30,
	2020	2019	2020	2019
Revenues:
Owned restaurant net revenue	$16,529	$20,943	$55,086	$41,036
Management, license and incentive fee revenue	135	2,656	2,297	5,339
Total revenues	16,664	23,599	57,383	46,375
Cost and expenses:
Owned operating expenses:
Owned restaurant cost of sales	4,174	5,519	14,287	10,545
Owned restaurant operating expenses	12,038	13,630	38,537	26,347
Total owned operating expenses	16,212	19,149	52,824	36,892
General and administrative (including stock-based compensation of $482, $456, $820, and $637 for the three and six months ended June 30, 2020 and 2019 respectively)	2,438	2,704	5,835	5,354
Depreciation and amortization	2,510	1,004	4,950	1,946
Transaction and integration costs	14	152	1,109	152
COVID-19 related expenses	695	—	2,043	—
Lease termination expenses	89	141	268	141
Pre-opening expenses	—	63	—	545
Other income, net	(11)	(91)	(12)	(266)
Total costs and expenses	21,947	23,122	67,017	44,764
Operating (loss) income	(5,283)	477	(9,634)	1,611
Other expenses, net:
Interest expense, net of interest income	1,195	218	2,370	487
Loss on early debt extinguishment	—	437	—	437
Total other expenses, net	1,195	655	2,370	924
(Loss) income before (benefit) provision for income taxes	(6,478)	(178)	(12,004)	687
(Benefit) provision for income taxes	(3,228)	(15)	(3,881)	81
Net (loss) income	(3,250)	(163)	(8,123)	606
Less: net (loss) income attributable to noncontrolling interest	(378)	159	(652)	74
Net (loss) income attributable to The ONE Group Hospitality, Inc.	$(2,872)	$(322)	$(7,471)	$532
Currency translation gain (loss)	2	(120)	(42)	(280)
Comprehensive (loss) income attributable to The ONE Group Hospitality, Inc.	$(2,870)	$(442)	$(7,513)	$252

Net (loss) income attributable to The ONE Group Hospitality, Inc. per share:
Basic net (loss) earnings per share	$(0.10)	$(0.01)	$(0.26)	$0.02
Diluted net (loss) earnings per share	$(0.10)	$(0.01)	$(0.26)	$0.02

Shares used in computing basic (loss) earnings per share	28,907,568	28,432,510	28,778,544	28,373,974
Shares used in computing diluted (loss) earnings per share	28,907,568	28,432,510	28,778,544	29,456,764

The following table sets forth certain statements of operations data as a percentage of total revenues for the periods indicated. Certain percentage amounts may not sum to total due to rounding.

	For the three months ended June 30,		For the six months ended June 30,
	2020	2019	2020	2019
Revenues:
Owned restaurant net revenue	99.2%	88.7%	96.0%	88.5%
Management, license and incentive fee revenue	0.8%	11.3%	4.0%	11.5%
Total revenues	100.0%	100.0%	100.0%	100.0%
Cost and expenses:
Owned operating expenses:
Owned restaurant cost of sales (1)	25.3%	26.4%	25.9%	25.7%
Owned restaurant operating expenses (1)	72.8%	65.1%	70.0%	64.2%
Total owned operating expenses (1)	98.1%	91.4%	95.8%	89.9%
General and administrative (including stock-based compensation of 2.9%, 1.9%, 1.4%, and 1.4% for the three and six months ended June 30, 2020 and 2019 respectively)	14.6%	11.5%	10.2%	11.5%
Depreciation and amortization	15.1%	4.3%	8.6%	4.2%
Transaction and integration costs	0.1%	0.6%	1.9%	0.3%
COVID-19 related expenses	4.2%	—%	3.6%	—%
Lease termination expenses	0.5%	0.6%	0.5%	0.3%
Pre-opening expenses	—%	0.3%	—%	1.2%
Other income, net	(0.1)%	(0.4)%	—%	(0.6)%
Total costs and expenses	131.7%	98.0%	116.8%	96.5%
Operating (loss) income	(31.7)%	2.0%	(16.8)%	3.5%
Other expenses, net:
Interest expense, net of interest income	7.2%	0.9%	4.1%	1.1%
Loss on early debt extinguishment	—%	1.9%	—%	0.9%
Total other expenses, net	7.2%	2.8%	4.1%	2.0%
(Loss) income before (benefit) provision for income taxes	(38.9)%	(0.8)%	(20.9)%	1.5%
(Benefit) provision for income taxes	(19.4)%	(0.1)%	(6.8)%	0.2%
Net (loss) income	(19.5)%	(0.7)%	(14.2)%	1.3%
Less: net (loss) income attributable to noncontrolling interest	(2.3)%	0.7%	(1.1)%	0.2%
Net (loss) income attributable to The ONE Group Hospitality, Inc.	(17.2)%	(1.4)%	(13.0)%	1.1%

(1)	These expenses are being shown as a percentage of owned restaurant net revenue.

THE ONE GROUP HOSPITALITY, INC.

CONSOLIDATED BALANCE SHEETS

(in thousands, except share information)

	June 30,	December 31,
	2020	2019
ASSETS	(Unaudited)
Current assets:
Cash and cash equivalents	$23,460	$12,344
Accounts receivable	4,066	10,351
Inventory	2,310	3,058
Other current assets	1,470	1,047
Due from related parties	376	341
Total current assets	31,682	27,141

Property and equipment, net	67,873	70,483
Operating lease right-of-use assets	78,735	81,097
Deferred tax assets, net	11,650	7,751
Intangibles, net	16,748	17,183
Other assets	2,479	1,622
Security deposits	990	1,308
Total assets	$210,157	$206,585

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$6,544	$8,274
Accrued expenses	8,599	11,198
Deferred license revenue	208	332
Deferred gift card revenue and other	2,343	3,183
Current portion of operating lease liabilities	4,524	4,397
Current portion of long-term debt	640	749
Total current liabilities	22,858	28,133

Deferred license revenue, long-term	1,058	1,036
Operating lease liabilities, net of current portion	96,328	98,278
CARES Act Loans	18,314	—
Long-term debt, net of current portion	45,084	45,226
Total liabilities	183,642	172,673

Commitments and contingencies

Stockholders’ equity:
Common stock, $0.0001 par value, 75,000,000 shares authorized; 28,960,147 and 28,603,829 shares issued and outstanding at June 30, 2020 and December 31, 2019, respectively	3	3
Preferred stock, $0.0001 par value, 10,000,000 shares authorized; no shares issued and outstanding at June 30, 2020 and December 31, 2019, respectively	—	—
Additional paid-in capital	45,621	44,853
Accumulated deficit	(15,362)	(7,891)
Accumulated other comprehensive loss	(2,693)	(2,651)
Total stockholders’ equity	27,569	34,314
Noncontrolling interests	(1,054)	(402)
Total equity	26,515	33,912
Total liabilities and equity	$210,157	$206,585

Reconciliation of Non-GAAP Measures

We prepare our financial statements in accordance with generally accepted accounting principles (GAAP). In this press release, we also make references to the following non-GAAP financial measures: total food and beverage sales at owned and managed units and Adjusted EBITDA.

Total food and beverage sales at owned and managed units. Total food and beverage sales at owned and managed units represents our total revenue from our owned operations as well as the revenue reported to us with respect to sales at our managed locations, where we earn management and incentive fees at these locations. We believe that this measure represents a useful internal measure of performance as it identifies total sales associated with our brands and hospitality services that we provide. Accordingly, we include this non-GAAP measure so that investors can review financial data that management uses in evaluating performance, and we believe that it will assist the investment community in assessing performance of restaurants and other services we operate, whether or not the operation is owned by us. However, because this measure is not determined in accordance with GAAP, it is susceptible to varying calculations and not all companies calculate these measures in the same manner. As a result, this measure as presented may not be directly comparable to a similarly titled measure presented by other companies. This non-GAAP measure is presented as supplemental information and not as an alternative to any GAAP measurements. The following table includes a reconciliation of our GAAP revenue to total food and beverage sales at our owned and managed units (in thousands):

	For the three months ended June 30,		For the six months ended June 30,
	2020	2019	2020	2019
	(unaudited)	(unaudited)	(unaudited)	(unaudited)
Owned restaurant net revenue (1)	$16,529	$20,943	$55,086	$41,036
Management, license and incentive fee revenue	135	2,656	2,297	5,339
GAAP revenues	$16,664	$23,599	$57,383	$46,375

Food and beverage sales from managed units (1)	1,544	26,497	23,092	51,631

Total food and beverage sales at owned and managed units	$18,073	$47,441	$78,178	$92,667

________________________________________

(1) Components of total food and beverage sales at owned and managed units.

The following table presents the elements of the quarterly Same Store Sales measure for 2018, 2019 and 2020:

	2018				2019				2020
	Q1	Q2	Q3	Q4	Q1	Q2	Q3	Q4	Q1	Q2
US STK Owned Restaurants	8.7%	6.2%	7.7%	14.9%	10.4%	7.8%	8.1%	7.6%	-12.9%	-79.7%
US STK Managed Restaurants	4.9%	10.1%	5.4%	15.6%	5.0%	3.6%	12.2%	12.6%	-12.5%	-85.3%
US STK Total Restaurants	7.3%	7.5%	6.9%	15.0%	8.6%	6.4%	9.3%	8.9%	-12.8%	-81.4%
Kona Grill Total Restaurants	—	—	—	—	—	—	—	3.9%	-15.5%	-52.8%
Combined Same Store Sales	7.3%	7.5%	6.9%	15.0%	8.6%	6.4%	9.3%	6.5%	-14.1%	-66.7%

Adjusted EBITDA. We define Adjusted EBITDA as net income before interest expense, provision for income taxes, depreciation and amortization, non-cash impairment loss, non-cash rent expense, pre-opening expenses, non-recurring gains and losses, stock-based compensation and certain transactional costs. Not all the aforementioned items defining Adjusted EBITDA occur in each reporting period but have been included in our definitions of terms based on our historical activity. Adjusted EBITDA has been presented in this press release and is a supplemental measure of financial performance that is not required by, or presented in accordance with, GAAP.

We believe that adjusted EBITDA is an appropriate measure of operating performance, as it provides a clear picture of our operating results by eliminating certain non-cash expenses that are not reflective of the underlying business performance. We use this metric to facilitate a comparison of our operating performance on a consistent basis from period to period and to analyze the factors and trends affecting our business as well as evaluate the performance of our units. Adjusted EBITDA has limitations as an analytical tool and our calculation thereof may not be comparable to that reported by other companies; accordingly, you should not consider it in isolation or as a substitute for analysis of our results as reported under GAAP. Adjusted EBITDA is included in this press release because it is a key metric used by management. Additionally, Adjusted EBITDA is frequently used by analysts, investors and other interested parties to evaluate companies in our industry. We use Adjusted EBITDA, alongside other GAAP measures such as net income, to measure profitability, as a key profitability target in our annual and other budgets, and to compare our performance against that of peer companies. We believe that Adjusted EBITDA provides useful information facilitating operating performance comparisons from period to period.

The following table presents a reconciliation of net income to EBITDA and Adjusted EBITDA for the periods indicated (in thousands):

	For the three months ended June 30,		For the six months ended June 30,
	2020	2019	2020	2019
Net (loss) income attributable to The ONE Group Hospitality, Inc.	$(2,872)	$(322)	$(7,471)	$532
Net (loss) income attributable to noncontrolling interest	(378)	159	(652)	74
Net (loss) income	(3,250)	(163)	(8,123)	606
Interest expense, net of interest income	1,195	218	2,370	487
(Benefit) provision for income taxes	(3,228)	(15)	(3,881)	81
Depreciation and amortization	2,510	1,004	4,950	1,946
EBITDA	(2,773)	1,044	(4,684)	3,120
COVID-19 related expenses	695	—	2,043	—
Transaction and integration costs (1)	14	152	1,109	152
Stock-based compensation	482	456	820	637
Lease termination expense (2)	89	141	268	141
Non-cash rent expense (3)	74	(2)	210	(91)
Pre-opening expenses	—	63	—	545
Loss on debt extinguishment	—	437	—	437
Adjusted EBITDA	(1,419)	2,291	(234)	4,941
Adjusted EBITDA attributable to noncontrolling interest	(595)	205	(986)	169
Adjusted EBITDA attributable to The ONE Group Hospitality, Inc.	$(824)	$2,086	$752	$4,772

(1)	Primarily transaction and integration costs incurred with the Kona Grill acquisition and subsequent integration activities and internal costs associated with capital raising activities, most recently the Goldman Sachs Credit Agreement.
(2)	Lease termination expense are costs associated with closed, abandoned and disputed locations or leases.
(3)	Non-cash rent expense is included in owned restaurant operating expenses and general and administrative expense on the consolidated statements of operations and comprehensive (loss) income.